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                                                                    EXHIBIT 99.1

                         AGREEMENT OF PURCHASE AND SALE

                            DATED AS OF APRIL 7, 2003

                                      AMONG

                         AMERICAN MEDICAL SYSTEMS, INC.,

                                 ENDOCARE, INC.

                                       AND

                         TIMM MEDICAL TECHNOLOGIES, INC.

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         THIS AGREEMENT OF PURCHASE AND SALE is entered into as of April 7,
2003, by and among American Medical Systems, Inc. ("Buyer"), Endocare, Inc. ("Parent"), and Timm Medical Technologies, Inc. ("Seller").

                                   ARTICLE I.

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 1.01               Definitions.

         (a) "Assignment and Assumption Agreement" shall have the meaning set forth in Section 3.01(a)(ii).

         (b)      "Assumed Contract" shall have the meaning set forth in Section
                  1.03.

         (c)      "Basket Amount" shall have the meaning set forth in Section
                  4.05(b).

         (d) "Bill of Sale" shall have the meaning set forth in Section 3.01(a)(i).

         (e)      "Closing" shall have the meaning set forth in Section 1.04.

         (f)      "Closing Date" shall have the meaning set forth in Section
                  1.04.

         (g)      "Consent(s)" shall have the meaning set forth in Section
                  2.01(d).

         (h)      "Damages" shall have the meaning set forth in Section 4.02.

         (i)      "Escrow Agent" shall have the meaning set forth in Section
                  1.05(a).

         (j)      "Escrow Funds" shall have the meaning set forth in Section
                  1.05(a).

         (k)      "Facility Inventory" shall have the meaning set forth in
                  Section 1.05(b).

         (l) "Facility Inventory Estimate" shall have the meaning set forth in Section 1.05(b).

         (m) "Field Inventory" shall have the meaning set forth in Section 1.05(c).

         (n)      "Income Taxes" shall have the meaning set forth in Section
                  1.07(a).

         (o)      "Indemnified Party" shall have the meaning set forth in
                  Section 4.04(a).

         (p) "Intellectual Property Assignment" shall have the meaning set forth in Section 3.01(a)(iii)

         (q) "Intellectual Property Rights" shall have the meaning set forth in Section 2.01(e).

         (r) "Knowledge" shall mean as to an entity that such entity shall be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as

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                  an executive or corporate-level officer of such entity or its parent entity is actually aware of such fact or other matter.

         (s)      "Liens" shall have the meaning set forth in Section 2.01(c).

         (t)      "Maximum Amount" shall have the meaning set forth in Section
                  4.05(a).

         (u) "Permitted Liens" shall mean any encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles and (ii) any minor imperfections of title or similar encumbrances which individually or in the aggregate with other such encumbrances does not impair the value of the property subject to such encumbrance.

         (v) "Product" means Seller's Dura II malleable penile implant device and all accessory items.

         (w) "Purchased Assets" shall have the meaning set forth in Section 1.02(a).

         (x) "Purchase Price" shall mean all amounts payable by Buyer pursuant to Section 1.05.

         (y) "Schedule or Schedules" means the schedules provided by Seller and Parent to Buyer at Closing, which are incorporated herein by reference.

         (z)      "Taxes" shall have the meaning set forth in Section 1.07(a).

         (aa) "Transfer Taxes" shall have the meaning set forth in Section 1.07(a).

Section 1.02               Sale and Purchase of Assets.

         (a) Assets to be Purchased. At the Closing, upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as will have been waived in accordance with the terms hereof), Seller shall sell, assign, transfer, convey and deliver to Buyer and Buyer shall accept and purchase, all of Seller's right, title and interest in and to all of the assets set forth on Schedule 1.02 (collectively, the "Purchased Assets"):

         (b) Excluded Assets. The Buyer and Seller acknowledge and agree that the only assets of Seller to be sold to Buyer are the Purchased Assets specifically identified on Schedule 1.02 and that no other assets of Seller are being sold under this Agreement.

Section 1.03 Assumption of Liabilities. Except for the following liabilities (the "Assumed Liabilities"): (i) Seller's obligations under the Assumed Contracts set forth in Schedule 1.03 (collectively, the "Assumed Contracts"), to the extent that such obligations are incurred, accrue or arise on or after the Closing Date, and (ii) Seller's warranty obligations arising from sales of

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the Product, Buyer will not assume, and will not be liable for, any liabilities or obligations of Seller, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the Closing Date, whether incurred or accruing prior to, on or after the Closing Date.

Section 1.04 Closing. The closing of the purchase and sale of the Purchased Assets (the "Closing") will take place on April 7, 2003 (the "Closing Date"), at the offices of Morrison & Foerster LLP, 3811 Valley Centre Drive, Suite 500, San Diego, California, unless another date or place is agreed to in writing by the parties hereto.

Section 1.05 Purchase Price. In consideration for the Purchased Assets acquired hereunder, Buyer shall pay the following (the "Purchase Price"):

         (a) Initial Cash Payment. In consideration for the Purchased Assets acquired hereunder, Buyer shall pay at Closing an amount equal to One Million Nine Hundred Thousand Dollars ($1,900,000) as follows: (i) One Hundred Fifty Thousand Dollars ($150,000) (the "Escrow Funds") to the escrow agent (the "Escrow Agent") specified in the Escrow Agreement to be held in escrow to secure any indemnification obligation of Seller or Parent under Section 4; and (ii) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to Seller, by bank wire transfer in immediately available funds to such bank account as is designated in writing by Seller.

         (b) Initial Inventory Payment. In addition to the amounts paid under Section 1.05(a) above, Buyer shall pay to Seller, by bank wire transfer in immediately available funds to such bank account as is designated in writing by Seller at Closing, a non-refundable payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Facility Inventory Estimate"). The Facility Inventory Estimate represents a good faith estimate of the direct cost of Seller's raw material, works-in-process and finished goods inventory that has a minimum of two (2) years shelf life remaining as of the Closing Date that is located in one of Seller's facilities at the time of the Closing, as set forth in Schedule 1.05(b) (collectively "Facility Inventory").

         (c) Additional Inventory Payment. Seller shall prepare as Schedule 1.05(c) and deliver just prior to Closing a good faith estimate of its direct cost of finished goods inventory that is not located in one of Seller's facilities at the time of Closing (collectively, the "Field Inventory"). Any item of Field Inventory that is implanted in a surgical procedure that is covered by a representative of Seller during the two (2) weeks following the Closing shall constitute a sale of product by Seller and such item of Field Inventory and any associated purchase order, shall not be purchased by Buyer. Any item of Field Inventory that is implanted in a surgical procedure that is not covered by a representative of Seller during the two
                  (2) weeks following the Closing shall constitute a sale of product by Buyer and shall be purchased by Buyer. Seller shall have the option of having one of its representatives cover any such surgical procedure during the two (2) weeks following the Closing. Promptly after the second week following the Closing, Seller shall prepare in good faith and deliver to Buyer a revised and updated

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                  statement of Seller's direct cost for all remaining Field
                  Inventory along with all such Field Inventory and any Facility Inventory not already delivered to Buyer. Within one week following receipt of such statement, Field Inventory and remaining Facility Inventory, Buyer shall pay to Seller, by bank wire transfer in immediately available funds to such bank account as is designated in writing by Seller, the value of the Field Inventory and Facility Inventory received that has a minimum of two (2) years shelf life remaining as of the Closing Date as set forth in such revised and updated schedule, less the $250,000 initial inventory payment contemplated by Section 1.05(b); provided, however, that in the event that the aggregate value of such Field Inventory and Facility Inventory is less than the $250,000 initial inventory payment contemplated by Section 1.05(b), Seller shall pay Buyer the difference.

Section 1.06 Release of Escrow Funds. The Escrow Funds shall not be distributed to Seller until that date which is twelve (12) months after the Closing Date, and shall only be distributed in accordance with the terms and conditions of the Escrow Agreement. In the event that Buyer shall have perfected, prior to the expiration of such 12-month period, a claim for indemnification pursuant to Article 4, Buyer shall endeavor in good faith to determine a reasonable estimate of the maximum amount of such claim and shall instruct the Escrow Agent to distribute any excess amount of Escrow Funds to Seller in accordance with the terms of the Escrow Agreement.

Section 1.07               Tax Matters.

         (a) Notwithstanding any legal requirements to the contrary, Buyer and Seller shall each be responsible for and pay fifty percent (50%) of any Transfer Taxes when due, and Buyer shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Transfer Taxes; provided, however, that, if required by any legal requirement, Seller will join in the execution of any such Tax returns and other documentation. "Transfer Taxes" shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties; but excluding all Income Taxes. "Income Taxes" shall mean any net income, gross income, gross receipts, franchise, profits, gains or alternative or add-on minimum Tax or comparable governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to Tax or additional amount and any interest on such penalty, addition to Tax or additional amount, imposed by any Tax authority. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax authority.

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         (b)      Except as provided in Section 1.07(a), Seller shall be
                  responsible for and shall (i) pay any Taxes (and shall be entitled to all refunds of any Taxes) arising or resulting from or in connection with the ownership or operation of the Purchased Assets (including Income Taxes arising from or relating to the sale of the Purchased Assets hereunder) attributable to any Taxable period ending on or before the Closing Date, or, in the case of any Taxable period which includes the Closing Date, the portion of such period up to and including the Closing Date, and (ii) pursuant to Section 4.02, indemnify and hold harmless Buyer and its successors and assigns for Taxes of Seller or Parent that is imposed with respect to the Purchased Assets relating to any taxable period or portion thereof ending on or before the Closing Date (regardless of whether or not such Taxes result in Liens on the Purchased Assets). Except as provided in Section 1.07(a), Buyer shall be responsible for and shall (i) pay any Taxes (and shall be entitled to all refunds of any Taxes) arising or resulting from or in connection with the ownership or operation of the Purchased Assets attributable to any Taxable period beginning after the Closing Date or, in the case of any Taxable period which includes, but does not begin on, the Closing Date, the portion of such period beginning after the Closing Date, and (ii) pursuant to Section 4.03, indemnify and hold harmless Seller and its successors and assigns for Taxes of Buyer that is imposed with respect to the Purchased Assets relating to any taxable period or portion thereof ending after the Closing Date.

         (c) All real property, personal property, ad valorem or other similar Taxes (not including Transfer Taxes or Income Taxes) levied with respect to the Purchased Assets for a Taxable period which includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer based on the number of days included in such period up to but not including the Closing Date and the number of days included in such period beginning on the Closing Date.

Section 1.08 Allocation of Purchase Price. As soon as practicable after the Closing Date, Buyer shall provide to Seller for Seller's review and approval (which approval shall not be unreasonably withheld) a proposed allocation of the Purchase Price among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code). All allocations made pursuant to this Section 1.08 shall be made in accordance with the requirements of Section 1060 of the Code. None of the parties shall take a position on any Tax return (including IRS Form 8594), before any Tax authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the other parties to this Agreement or unless specifically required pursuant to a determination by an applicable Tax authority. The parties shall promptly advise each other of the existence of any tax audit, controversy or litigation related to any allocation hereunder.

Section 1.09 Bulk Transfers. The Seller has requested that Buyer waive, and Buyer hereby agrees to waive, the requirements of the Uniform Commercial Code concerning bulk transfers, as in effect in the various states in which the Purchased Assets are located. The parties expressly agree hereto that Seller's obligation to indemnify Buyer under Section 4.02 includes any claims by creditors of Seller against Buyer arising, directly or indirectly, in connection with such request and waiver.

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Section 1.10               Press Releases. After the Closing, Buyer, Seller and
Parent may issue press releases or other publicity announcing the acquisition of the Purchased Assets without the consent of the other party, provided that such issuing party provides the other party a copy of such press release prior to issuing such press release.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

Section 2.01               Representations and Warranties of Seller and Parent.

         Seller and Parent, jointly and severally, represent and warrant to Buyer as follows (except as set forth on Schedule 2.01, which exceptions shall be deemed to be representations and warranties as if made hereunder):

         (a) Organization. Each of Parent and Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

         (b) Authorization. Each of Parent and Seller has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. The respective Boards of Directors of each of Parent and Seller has duly authorized the execution and delivery of this Agreement and the other transactions contemplated hereby and, no other corporate proceedings on the part of Parent or Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Seller and constitutes a valid and binding obligation of Parent and Seller enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (c) Title. Except as set forth in Schedule 2.01(c) and except with respect to Intellectual Property Rights, which are addressed in Section 2.01(e) below, Seller has good and marketable title to all of the Purchased Assets, in each case free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever ("Liens") other than Permitted Liens.

         (d) Consents and Approvals. Except for filings required for the assignment of the Intellectual Property Rights set forth on
                  Schedule 1.02 and as otherwise set forth in Schedule 2.01(d), no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") of any individual or entity, including without limitation any governmental authority, is required in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated herein.

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         (e)      Intellectual Property Rights. Schedule 1.02 contains a
                  complete list of all U.S. and foreign patents, patent applications, registered trademarks and trademark applications owned by Seller, which relate exclusively to the Products (collectively, "Intellectual Property Rights"). To Seller's Knowledge, Seller owns, free and clear of all Liens, except Permitted Liens, all such Intellectual Property Rights. No judgment, decree, injunction, rule or order against Seller directly or indirectly relating to Seller's rights in and to the Intellectual Property Rights has been rendered by any governmental entity which would limit, cancel or question the validity of or Seller's rights in and to any of the Intellectual Property Rights. The Seller has not received written notice, and does not otherwise have Knowledge, of any pending or threatened suit, action or proceeding that either does or would limit, cancel or question the validity of, or Seller's rights in and to, any of the Intellectual Property Rights. The Seller has not received written notice, and does not otherwise have Knowledge, of any allegations, assertions or other indications that the Product infringes the intellectual property rights of a third party.

         (f) Litigation. Except as set forth in Schedule 2.01(f), there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any governmental authority, pending or, to Parent's or Seller's Knowledge, threatened, against Parent or Seller, respectively, relating directly to any of the Purchased Assets, or which questions or challenges the validity of this Agreement or would prevent Parent or Seller from completing the transactions contemplated by the Agreement. Neither Parent nor Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding to which it is a party relating directly to the Purchased Assets.

         (g) Tax Matters. There are no Liens for Taxes on the Purchased Assets, other than Permitted Liens, and no audit of any Tax return with respect to the Purchased Assets is currently pending or, to Seller's Knowledge, threatened.

         (h) Inventories. Schedule 1.02 sets forth a complete and accurate list of all quantities of inventory of the Products as of the Closing Date, including all raw materials, work-in-process and finished goods, except for obsolete items and items of below-standard quality. All items of finished goods inventory set forth on Schedule 1.02: (i) are of a quality and quantity usable in the ordinary course of business; (ii) meet the specifications applicable to such inventory; and (iii) have an expiration date at least two (2) years after the Closing Date.

         (i) Assumed Contracts. Seller has delivered to Buyer true and complete copies of all of the Assumed Contracts. All of the Assumed Contracts are valid and enforceable by and against Seller in accordance with their respective terms. Neither Seller nor, to Seller's Knowledge, the other party thereto is in breach of any of their obligations under any of the Assumed Contracts.

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         (j)      Orders, Commitments and Returns. All accepted and unfulfilled orders for the sale of the Products were made in bona fide transactions in the ordinary course of business. To Seller's Knowledge, there are no claims against Seller to return the Products by reason of alleged over-shipments, defective products or otherwise, or of Products in the hands of customers or distributors under an understanding that such Products would be returnable.

         (k) Dealers and Suppliers. There has not been in the 12-month period prior to the date hereof any written notice from any material supplier of any raw materials or components used in manufacturing the Products of such supplier's intention to discontinue the relationship.

Section 2.02               Representations and Warranties of Buyer.

           Buyer represents and warrants to, and agrees with, Seller as follows:

         (a) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

         (b) Binding Obligation. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Buyer has duly authorized the execution and delivery of this Agreement and the other transactions contemplated hereby and, no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (c) Consents and Approvals. No Consents of any individual or entity, including without limitation any governmental authority, is required in connection with the execution, delivery or performance of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated herein.

         (d) Litigation. To Buyer's Knowledge, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any governmental authority, pending or threatened, against Buyer which questions or challenges the validity of this Agreement or would prevent Buyer from completing the transactions contemplated by the Agreement.

                                  ARTICLE III.

                               CLOSING OBLIGATIONS

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Section 3.01               Seller Closing Deliveries. Notwithstanding any other
provision of this Agreement to the contrary, the obligation of Buyer to complete the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Seller shall deliver, or cause to be delivered, to Buyer at or prior to the Closing the following documents:

                  (i) a bill of sale for all of the Purchased Assets substantially in the form of Schedule 3.01(a)(i) (the "Bill of Sale") executed by Seller;

                  (ii) an assignment and assumption of the Assumed Contracts substantially in the form of Schedule 3.01a(ii) (the "Assignment and Assumption Agreement") executed by Seller;

                  (iii) one or more intellectual property assignments, each substantially in the form of Schedule 3.01(a)(iii) (together, the "Intellectual Property Assignments") executed by Seller;

                  (iv)     an escrow agreement substantially in the form of
                           Schedule 3.01(a)(iv) (the "Escrow Agreement") executed by Seller, Parent and the Escrow Agent;

                  (v) any Consents required to assign the Assumed Contracts to Buyer; and

                  (vi) an opinion from Morrison & Foerster LLP, counsel to the Seller and Parent, in a form acceptable to the Buyer and dated as of the Closing Date.

Section 3.02 Buyer Closing Deliveries. Notwithstanding any other provision of this Agreement to the contrary, the obligation of Buyer to complete the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Buyer shall deliver, or cause to be delivered, to Seller at or prior to the Closing the following documents:

                  (i) the initial cash payment contemplated by Section 1.05(a) and the initial inventory payment contemplated by Section 1.05(b);

                  (ii) the Assignment and Assumption Agreement executed by Buyer;

                  (iii) the Escrow Agreement executed by Buyer and the Escrow Agent; and the Intellectual Property Assignment executed by Buyer; and

                  (iv) an opinion from Oppenheimer Wolff & Donnelly LLP, counsel to the Buyer, in a form acceptable to the Seller and Parent, dated as of the Closing Date.

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                                  ARTICLE IV.

                          SURVIVAL AND INDEMNIFICATION

Section 4.01 Survival. The representations, warranties and covenants of each party contained in this Agreement, and all claims in respect of any breach of any such representation, warranty or covenant, will survive the Closing and shall expire upon that date which is twelve (12) months after the Closing Date. Notwithstanding the foregoing, any representation, warranty or covenant that would otherwise terminate in accordance with this Section 4.01 shall continue to survive, if a notice of Claim pursuant to this Article 4 shall have been timely given under Section 4.04 on or prior to such termination date, until the related claim has been satisfied or otherwise resolved as provided herein. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition expressly based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification based on such representations, warranties, covenants and obligations.

Section 4.02 Indemnification by Seller and Parent. Except as hereinafter set forth, Seller and Parent shall indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses (collectively, "Damages"), which may arise out of: (a) any misrepresentation or other breach or violation of this Agreement by Seller or Parent; (b) Seller's ownership or operation of the Purchased Assets prior to the Closing, other than the Assumed Liabilities; or (c) any product liability claim or other third party claim relating to the Product, whether presently in existence or arising hereafter from acts, events, conditions or circumstances existing or occurring prior to the Closing Date, including, but not limited to, the Pace Litigation (as defined in Schedule 2.01(f)).

Section 4.03 Indemnification by Buyer. Except as hereinafter set forth, Buyer shall indemnify and hold harmless Seller and Parent and their successors and assigns and each of their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all Damages, which may arise out of: (a) any misrepresentation or other breach or violation of this Agreement by Buyer; (b) Buyer's ownership or operation of the Purchased Assets after the Closing; or (c) any product liability claim or other third party claim relating to the Product, whether presently in existence or arising hereafter from acts, events, conditions or circumstances existing or occurring on or after the Closing Date.

Section 4.04               Claims for Indemnification.

         (a) General. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the

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                  "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby.

         (b) Claims by Third Parties. With respect to claims made by third parties, if the Indemnifying Party admits to the Indemnified Party and agrees in writing that it will be obligated under the terms of its indemnity hereunder in connection with such claim, the Indemnifying Party will be entitled to assume control of the defense of such action or claim, at its sole expense, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

                  (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                  (ii) no Indemnifying Party will consent to the entry of any judgment or enter into any settlement that (A) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim or (B) would result in the imposition against the Indemnified Party of injunctive or other equitable relief; or (C) could materially interfere with the business, operations or assets of the Indemnified Party; and,

                  (iii) if the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions within ten (10) business days after receipt of notice of the claim, the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 4.04; provided that the Indemnifying Party and the Indemnified Party will not consent to the entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed, and that (A) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim or (B) would result in the imposition against the Indemnified Party of injunctive or other equitable relief; or (C) could materially interfere with the business, operations or assets of the Indemnified Party; provided, further, that if the Indemnified Party assumes the defense of such claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement and will consult with and consider reasonable advice from the Indemnifying Party.

Section 4.05               Indemnification Limits.

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         (a)      Except for fraud, the indemnification provisions set forth in this Article 4 shall be the exclusive remedy for the Indemnified Party for a breach of any representation, warranty or covenant by the Indemnifying Party and shall be in lieu of any rights the Indemnified Party may have under law or in equity with respect to any such breaches or otherwise. The liability of each party as an Indemnifying Party hereunder shall not exceed $1,000,000 in the aggregate (the "Maximum Amount").

         (b) Except for fraud, none of Seller, Parent or Buyer, as the case may be, will be entitled to indemnification for any Damages under this Article 4 unless the aggregate of all Damages is more than Fifty Thousand Dollars ($50,000) (the "Basket Amount"). When the aggregate amount of all such Damages hereunder equals or exceeds the Basket Amount, Buyer, Seller or Parent, as the case may be, will be entitled to full indemnification of all claims, including the Basket Amount. The parties hereto agree that the Basket Amount is not a deductible amount, nor that the Basket Amount will be deemed to be a definition of "material" for any purpose in this Agreement.

Section 4.06 Escrow Funds. The Escrow Funds will be held in an interest-bearing escrow account as established pursuant to the Escrow Agreement for the purpose of satisfying claims by Buyer for indemnification under this
Article 4 and will be released to Buyer only in accordance with the terms of the Escrow Agreement. Subject to, and in accordance with, the terms and conditions set forth in the Escrow Agreement, the Escrow Agent shall deliver or cause to be delivered to Seller the balance, if any, of the Escrow Funds.

                                   ARTICLE V.

                               GENERAL PROVISIONS

Section 5.01 Further Assurances; Cooperation. Each of the parties hereto will, until, during, and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Buyer and without further consideration, Seller will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Purchased Assets, and to put Buyer in actual possession and operating control thereof.

Section 5.02 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and electronic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause

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

(ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  If to Seller or Parent:

                           Endocare, Inc.
                           201 Technology Drive
                           Irvine, California 92618
                           Attention: President
                           Fax (949) 450-5302

                  with a required copy to:

                           Morrison & Foerster LLP.
                           3811 Valley Centre Drive, Suite 500
                           San Diego, California 92130-2332
                           Attention: Steven G. Rowles
                           Fax (858) 720-5125

                  If to Buyer:

                           American Medical Systems, Inc.
                           10700 Bren Road West
                           Minnetonka, Minnesota 55343
                           Attn: Chief Executive Officer
                           Fax: (612) 930-6695

                  with a required copy to:

                            Oppenheimer Wolff & Donnelly LLP
                            Plaza VII, Suite 3300
                            45 South Seventh Street
                            Minneapolis, MN 55402
                            Attn: Tom Letscher
                            Fax: (612) 607-7100

Section 5.03 Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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Section 5.04               Expenses. All costs, fees and expenses incurred in
connection with the negotiation, preparation, execution, delivery and performance of this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

Section 5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

Section 5.06 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

Section 5.07 Counterparts. This Agreement may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5.08 Entire Agreement. This Agreement (including all Exhibits and Schedules and all other agreements referred to herein or therein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

Section 5.09 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

                   Remainder of Page Intentionally Left Blank

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         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.

AMERICAN MEDICAL SYSTEMS, INC.

By: /s/ M. James Call
   --------------------------------

Name:   M. James Call

Title:  EVP/CFO

ENDOCARE, INC.

By: /s/ Paul Mikus
   --------------------------------

Name:   Paul Mikus

Title:  Chairman

TIMM MEDICAL TECHNOLOGIES, INC.

By: /s/ Paul Mikus
   --------------------------------

Name:   Paul Mikus

Title:  President

               [SIGNATURE PAGE TO AGREEMENT OF PURCHASE AND SALE]